[THE SHAW GROUP INC. LETTER HEAD]


                                   October 16, 1996

                                               VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
Attention:  Mr. Errol Sanderson
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: The Shaw Group Inc. (the "Company")/Registration of the Company's Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as Amended

Dear Mr. Sanderson:

         As you know, the Company filed by EDGAR with the Securities and Exchange Commission (the "SEC") on September 26, 1996, a Registration Statement on Form 8-A to register its common stock no par value, (the "Common Stock"), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with a change by the Company in the listing of the Common Stock to the New York Stock Exchange, Inc. Such Common Stock had been previously registered under Section 12(g) of the Exchange Act.

         We advised you by telephone yesterday that the New York Stock Exchange, Inc. (the "NYSE") would be delivering to the SEC today, certification that the Company had been approved by the NYSE for listing. In consideration of such NYSE certification, on behalf of the Company and in confirmation of our telephone conference, we hereby request acceleration of the effectiveness of the Form 8-A registration of the Common Stock for the close of business on Thursday, October 17, 1996.

         As trading  on the NYSE is to begin on Friday,  October  18,  1996,  we
would  appreciate  your  immediate   attention  to  this  matter.  We  sincerely
appreciate your assistance and professional courtesies. Best regards.

                                   Very truly yours,

                                   THE SHAW GROUP INC.


                                   /s/ Laurie J. Schultz
                                   ---------------------
                                   Laurie J. Schultz
                                   Director of Investor Relations




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